               AMENDMENT NO. 1 TO REVOLVING/TERM LOAN AGREEMENT


     This Amendment No. 1 to Revolving/Term Loan Agreement (this "Amendment") is entered into with reference to the Revolving/Term Loan Agreement dated as of September 25, 1997 (the "Loan Agreement") among Data Processing Resources Corporation ("Borrower"), the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

     Borrower and the Administrative Agent, acting with the consent of the Requisite Lenders pursuant to Section 11.2 of the Loan Agreement, agree as follows:

     1. Amendment to Section 1.1 Section 1.1 of the Loan Agreement is amended by adding the following definition at the appropriate alphabetical place:

          "Convertible Subordinated Notes" means Borrower's Convertible Subordinated Notes due 2005 issued pursuant to Rule 144A of the Securities and Exchange Commission on or about March 25, 1998.

     2. Amendment to Section 1.1. Section 1.1 of the Loan Agreement is further amended by adding the following proviso at the end of the definition of "Applicable Pricing Level":

          ; and provided further that, notwithstanding anything to the contrary heretofore set forth in this definition, the Applicable Pricing Level for the period commencing on the issuance of the Convertible Subordinated Notes and ending on the effective date of Amendment No. 2 to this Agreement shall be Pricing Level V.

     3. Amendment to Section 2.1(a). Section 2.1(a) of the Loan Agreement is amended by adding the following proviso at the end of the first sentence thereof:

          ; provided that during the period commencing on the issuance of the Convertible Subordinated Notes and ending on the effective date of Amendment No. 2 to this Agreement, the obligations of the Lenders to make an Advance under this Section 2.1(a) shall be subject to the further condition precedent that all of the Lenders shall have expressly consented to such Advance.

     4. Approval of Convertible Subordinated Notes. The Requisite Lenders hereby approve (a) pursuant to the definition of "Subordinated Obligations", the form of the subordination provisions, covenants, events of default and other provisions of the Convertible Subordinated Notes; provided that the same do not differ in any significant respect from those set forth in the draft thereof dated March 5, 1998 (8:00 a.m.) furnished to the Lenders and (b) pursuant to
Section 6.10(f), issuance of the Convertible Subordinated Notes in a principal amount not in excess of $115,000,000; provided that the net cash proceeds of such issuance are applied, within one (1) Banking Day of receipt thereof by Borrower, to the extent necessary to reduce the outstanding Indebtedness evidenced by the Notes to zero.

     5. Temporary Waiver of Section 6.13. The Requisite Lenders hereby waive compliance by Borrower with Section 6.13 for the period commencing on the issuance of the Convertible Subordinated Notes and ending on April 30, 1998; provided that (a) not later than March 6, 1998, Borrower provides the Administrative Agent with updated projected financial statements (giving effect to the issuance of the Convertible Subordinated Notes) covering the period through July 31, 2002 and (b) promptly following delivery of such projected financial statements, Borrower enters into good faith negotiations with the Administrative Agent for the amendment of Section 6.13 such that that covenant will continue to provide a meaningful and appropriate criterion for measuring the financial condition of Borrower.

     6. Conditions Precedent. The effectiveness of this Amendment shall be conditioned upon the receipt by the Administrative Agent of all of the following, each properly executed by a Responsible Official of each party thereto and dated as of the date hereof:

          a.   Counterparts of this Amendment executed by all parties hereto;

          b.   Written consent of the Requisite Lenders as required under
               Section 11.2 of the Loan Agreement in the form of Exhibit A to this Amendment; and

          c.   Consummation of the issuance of the Convertible Subordinated
               Notes.

     7. Representation and Warranty. Borrower represents and warrants that no Default or Event of Default has occurred and remains continuing.

     8. Confirmation. In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

     IN WITNESS WHEREOF, Borrower and the Administrative Agent have executed this Amendment as of March 10, 1998 by their duly authorized representatives.


                                     DATA PROCESSING RESOURCES
                                     CORPORATION


                                     By: /s/ Michael A. Piraino
                                         ---------------------------------------
                                             Michael A. Piraino
                                             Chief Financial Officer


                                     WELLS FARGO BANK, NATIONAL ASSOCIATION, as
                                     Administrative Agent


                                     By: /s/ Elliot Ichnose
                                         ---------------------------------------
                                             Elliot Ichnose
                                             Vice President

                            Exhibit A to Amendment

                               CONSENT OF LENDER
                               -----------------

     Reference is hereby made to that certain Revolving/Term Loan Agreement dated as of September 25, 1997 (the "Loan Agreement") among Data Processing Resources Corporation ("Borrower"), the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

     The undersigned Lender hereby consents to the execution and delivery of Amendment No. 1 to Revolving/Term Loan Agreement by the Administrative Agent on its behalf, substantially in the form of a draft dated on or about March 6, 1998 presented to the undersigned Lender.


     Date:  March ______, 1998




                                         ---------------------------------------
                                         [Name of Institution]


                                         By:
                                             -----------------------------------

                                         ---------------------------------------
                                              [Printed Name and Title]

               AMENDMENT NO. 2 TO REVOLVING/TERM LOAN AGREEMENT

     This Amendment No. 2 to Revolving/Term Loan Agreement (this "Amendment") is entered into with reference to the Revolving/Term Loan Agreement dated as of September 25, 1997 (as heretofore amended, the "Loan Agreement") among Data Processing Resources Corporation ("Borrower"), the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

     Borrower and the Administrative Agent, acting with the consent of all of the Lenders pursuant to Section 11.2 of the Loan Agreement, agree as follows:

     1. Section 1.1. Section 1.1 of the Loan Agreement is amended by striking the table set forth in the definition of "Applicable Alternate Base Rate Margin" and substituting in its place the following:

               Applicable
               Pricing Level    Margin
               -------------    ------
                      I            0
                     II            0
                    III            0
                     IV            0
                      V           50

     2. Section 1.1. Section 1.1 of the Loan Agreement is further amended by striking the table set forth in the definition of "Applicable Commitment Fee Rate" and substituting in its place the following:

               Applicable
               Pricing Level    Commitment Fee
               -------------    --------------
                      I               20
                     II               20
                    III               25
                     IV               30
                      V               35

     3. Section 1.1. Section 1.1 of the Loan Agreement is further amended by striking the table set forth in the definition of "Applicable Eurodollar Rate Margin" and substituting in its place the following:

               Applicable
               Pricing Level    Commitment Fee
               -------------    --------------
                      I                50
                     II                75
                    III               100
                     IV               125
                      V               175

     4. Section 1.1. Section 1.1 of the Loan Agreement is further amended by striking the definition of "EBITDA" and substituting in its place the following:

          "EBITDA" means, with respect to any fiscal period, the sum of (a) Adjusted Net Income for that period, plus (b) any non-operating non-recurring loss reflected in such Adjusted Net Income, minus (c) any non-operating non-recurring gain reflected in such Adjusted Net Income, plus (d) Interest Expense of each of (i) Borrower and its Subsidiaries and (ii) the Person that is the subject of a Permitted or Approved Acquisition for that period, plus (e) the aggregate amount of federal and state taxes on or measured by income of each of (i) Borrower and its Subsidiaries and (ii) the Person that is the subject of a Permitted or Approved Acquisition for that period (whether or not payable during that period), plus (f) depreciation, amortization and all other non-cash expenses of each of (i) Borrower and its Subsidiaries and (ii) the Person that is the subject of a Permitted or Approved Acquisition for that period, in each case as determined in accordance with GAAP, consistently applied.

     5. Section 1.1. Section 1.1 of the Loan Agreement is further amended by striking the definition of "Funded Debt Ratio" and substituting in its place the following:

          "Funded Debt Ratio" means, as of the last day of each Fiscal Quarter, the ratio of (a)(i) all Indebtedness of Borrower and its Subsidiaries on that date minus (ii) the amount, if any, by which the aggregate Cash and Cash Equivalents of Borrower and its Subsidiaries on that date exceeds $15,000,000 to (b) EBITDA for the fiscal period consisting of the four (4) Fiscal Quarters ended on that date.

     6. Section 1.1. Section 1.1 of the Loan Agreement is further amended by striking the definition of "Maturity Date" and substituting in its place the following:

          "Maturity Date" means June 30, 2003.

     7. Section 1.1. Section 1.1 of the Loan Agreement is further amended by striking the definition of "Permitted Acquisition" and substituting in its place the following:

           "Permitted Acquisition" means an Acquisition by Borrower or one of its Subsidiaries (a) of a Person engaged in the same or a closely-related line of business as Borrower, (b) that, taken together with all transactions related thereto, does not involve either (i) Cash payments by Borrower or any of its Subsidiaries (other than for customary transactional expenses), when added to the aggregate of all Cash payments by Borrower and its Subsidiaries for all Acquisitions subsequent to April 1, 1998, in excess of $100,000,000 or (ii) the funding of any portion of such Cash payments by a Loan and (c) that, taken together with all transactions related thereto, does not involve either (i) Cash payments by Borrower or any of its Subsidiaries (other than for customary transaction expenses) in excess of $25,000,000 or (ii) total payments (including Cash, Seller Subordinated Notes, capital stock and other Property) by Borrower or any of its Subsidiaries (other than for customary transactional expenses), when added to the aggregate of all total payments by Borrower and its Subsidiaries for all Acquisitions made during the then preceding one (1) year period, in excess of $50,000,000; provided that (A) the amount of payments described in clauses (c)(i) and (c)(ii) above shall include Borrower's best estimate at the time of the Permitted Acquisition of future potential or contingent payments, which estimate shall remain applicable notwithstanding actual payments in excess of such best estimate and (B) all Cash payments or prepayments payable under any Seller Subordinated Note during the eighteen (18) months immediately following the Permitted Acquisition shall be treated as Cash for purposes of clauses (c)(i).

     8. Section 1.1. Section 1.1 of the Loan Agreement is further amended by striking the definition of "Revolver Termination Date" therein set forth and substituting in its place the following:

          "Revolver Termination Date" means June 30, 2001.

     9. Section 1.1. Section 1.1 of the Loan Agreement is further amended by adding the following new definitions at the appropriate alphabetical places:

          "Adjustment Amount" means, with respect to a Permitted or Approved Acquisition, the aggregate non-recurring charges or adjustments related to that Permitted or Approved Acquisition, or to Acquisitions previously made by that Person, reflected in Net Income or reflected in the net income of the Person that is the subject of the Permitted or Approved Acquisition (including pooling-of-interest expenses, goodwill charges, adjustments for owners' compensation or fringe benefits that will be revised in connection with the Acquisition); provided that Borrower furnishes to the Administrative Agent reasonably satisfactory documentation in support of such non-recurring charges.

          "Adjusted Net Income" means, with respect to any fiscal period, (a) Net Income for that fiscal period plus (b) the net income (determined in accordance with GAAP) of a Person that is the subject of a Permitted or Approved Acquisition for that fiscal period plus (c) any applicable Adjustment Amount.

          "Capital Expenditure" means any expenditure by Borrower or any of its Subsidiaries for or related to fixed assets or purchased intangibles that is treated as a capital expenditure under GAAP, including any amount which is required to be treated as an asset subject to a Capital Lease Obligation. The amount of Capital Expenditures in respect of fixed assets purchased or constructed by Borrower or any of its Subsidiaries in any fiscal period shall be net of (a) any net sales proceeds received during such fiscal period by Borrower or such Subsidiary for fixed assets sold by Borrower or such Subsidiary and
          (b) any casualty insurance proceeds received during such fiscal period by Borrower or such Subsidiary for casualties to fixed assets and applied to the repair or replacement thereof. The amount expended for a Permitted or Approved Acquisition shall not be deemed a Capital Expenditure.

          "Fixed Charge Coverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (a) EBITDA for the fiscal period consisting of the four (4) Fiscal Quarters ended on that date minus Capital Expenditures made by each of (i) Borrower and its Subsidiaries and
          (ii) the Person that is the subject of a Permitted or Approved Acquisition during such fiscal period to (b) the sum of (i) Interest Expense of each of (i) Borrower and its Subsidiaries and (ii) the Person that is the subject of a Permitted or Approved Acquisition for such fiscal period plus (ii) the current portion of long-term debt of Borrower and its Subsidiaries on such date plus (iii) the current portion of long-term lease obligations of Borrower and its Subsidiaries on such date.

          "Permitted or Approved Acquisition" means an Acquisition that is either (a) a Permitted Acquisition or (b) approved by the Requisite Lenders pursuant to a waiver of Section 6.5 in accordance with Section 11.2.

     10.  Section 4.20.  The Loan Agreement is amended by adding a new Section
4.20 to read as follows:

          4.20 Year 2000 Issues. To the best of Borrower's knowledge after reasonable diligence, all computer software programs and related systems and hardware reasonably necessary for Borrower's businesses as currently operated are Y2K Compliant and that, notwithstanding the foregoing, to the extent that any of such programs and related systems and hardware are not Y2K Compliant, Borrower, in the exercise of its reasonable judgment, does not anticipate that such noncompliance will give rise to a Material Adverse Effect. As used herein, "Y2K Compliant" means, with respect to computer software programs and related systems and hardware, that such programs, systems and hardware are written and set up, as the case may be, in a manner that permits them to operate properly, without programming modifications, using date data fields for dates on and after January 1, 2000 as well as dates on and after January 1, 1900 through December 31, 1999.

     11.  Section 5.15.  The Loan Agreement is amended by adding a new Section
5.15 to read as follows:

          5.15 Year 2000 Issues. Continue to make such inquiries and perform such other acts as may be reasonably necessary to reasonably ensure that Borrower and any business in which Borrower owns a substantial interest are Y2K Compliant (as defined in Section 4.20) or will become Y2K Compliant within a reasonable time. Borrower shall, within 60 days of request by the Administrative Agent, provide to the Administrative Agent a written report summarizing in reasonable detail Borrower's actions to comply with this Section 5.15 and the results of such actions; provided, however, that Borrower shall not be obligated to respond to more than one such request per calendar quarter.

     12. Section 6.1. Section 6.1 of the Loan Agreement is amended by striking "Senior Subordinated Notes" in the penultimate line thereof and replacing it with "Seller Subordinated Notes".

     13. Section 6.6. Section 6.6 of the Loan Agreement is amended by striking clause (d) thereof and substituting in its place the following:

          (d) repurchases or redemptions of Common Stock, provided that (i) no Default or Event of Default then exists or would result therefrom and
          (ii) the aggregate repurchase/redemption price does not exceed an amount equal to the sum of (A) $8,000,000 plus (B) $1,000,000 as of July 1, 1999 plus (C) $1,000,000 as of each subsequent July 1 for all such repurchases/redemptions during the term of this Agreement.

     14. Section 6.13. Section 6.13 of the Loan Agreement is amended, effective as of April 30, 1998, by striking the table set forth therein and substituting therefor the following:


                 Fiscal Quarter
                 or Period                        Ratio
                 --------------                   -----


                 July 31, 1997 through            3.00 to 1.00
                   July 31, 1999

                 August 1, 1999 through           2.50 to 1.00
                   July 31, 2000

                 August 1, 2000 through           2.00 to 1.00
                   July 31, 2001

                 August 1, 2001                   1.75 to 1.00
                   and thereafter

     15. Section 6.14. Section 6.14 of the Loan Agreement is amended by striking the table set forth therein and substituting therefor the following:

                 Fiscal Quarter
                 Ending                          Amount
                 -------                         ------


                 July 31, 1997                   $10,000,000
                 October 31, 1997                 12,000,000
                 January 31, 1998                 15,000,000
                 April 30, 1998                   18,000,000
                 July 31, 1998                    22,800,000
                 October 31, 1998                 25,000,000
                 January 31, 1999                 26,400,000
                 April 30, 1999                   28,000,000
                 July 31, 1999                    29,600,000
                 October 31, 1999 and             30,000,000
                   thereafter

     16. Section 6.14A. The Loan Agreement is amended by adding a new Section 6.14A to read as follows:

          6.14A. Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio, as of the last day of any Fiscal Quarter, to be less than 2.00 to 1.00.

     17. Section 6.15. Section 6.15 of the Loan Agreement is amended by (a) striking the figures "$90,000,000" in clause (a) thereof and substituting in their place the figures $100,000,000" and (b) striking clause (b) thereof and substituting in its place the following:

          (b) 100% of Adjusted Net Income in the Fiscal Quarter ending July 31, 1998 and each Fiscal Quarter thereafter (with no deduction for a net loss in any such Fiscal Quarter.

     18.  Section 6.19. The Loan Agreement is amended by adding a new Section
6.19 to read as follows:

          6.19 Capital Expenditures. Make any Capital Expenditure if to do so would result in the aggregate of all Capital Expenditures made in that Fiscal Year to exceed $3,000,000.

     19. Compliance Certificate. The Compliance Certificate is amended to read as set forth in Exhibit C to this Amendment.

     20.  Replacement of Lenders. As of the effective date of this Amendment,
(a) National City Bank shall cease to be a Lender and shall have no further rights and be subject to no further obligations under the Loan Agreement; provided that on such date Borrower pays to National City Bank all accrued and unpaid commitment fees to which it is entitled under Section 3.3 of the Loan Agreement, (b) NationsBank of Texas, N.A. shall cease to be a Lender and shall have no further rights and be subject to no further obligations under the Loan Agreement; provided that on such date Borrower pays to NationsBank of Texas, N.A. all accrued and unpaid commitment fees to which it is entitled under
Section 3.3 of the Loan Agreement, and (c) Fleet National Bank shall (i) become a Lender and shall thereafter have the rights and be subject to the obligations of a Lender under the Loan Agreement and (ii) become Co-Agent under the Loan Agreement provided that in their capacity as Co-Agent Fleet National Bank shall have no rights nor obligations under the Loan Agreement.

     21.  Schedule 1.1. Schedule 1.1 is amended to read as set forth in Schedule
1.1 to this Amendment.

     22. Conditions Precedent. The effectiveness of this Amendment shall be conditioned upon:

          (a) the receipt by the Administrative Agent of all of the following, each properly executed by an authorized officer of each party thereto and dated as of the date hereof:

               (i) Counterparts of this Amendment executed by all parties hereto;

               (ii)   Written consent of all of the Lenders as required under
                      Section 11.2 of the Loan Agreement in the form of Exhibit A to this Amendment; and

               (iii) Written consents of the Subsidiary Guarantors in the form of Exhibit B to this Amendment.

          (b) payment to the Administrative Agent, for the account of the Lenders according to their Pro Rata Share of the Commitment, an amendment fee of $45,000.

     23. Representation and Warranty. Borrower represents and warrants that no Default or Event of Default has occurred and remains continuing.

     24. Confirmation. In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

     IN WITNESS WHEREOF, Borrower and the Administrative Agent have executed this Amendment as of June 10, 1998 by their duly authorized representatives.


                                       DATA PROCESSING RESOURCES
                                       CORPORATION


                                       By: /s/ Michael A. Piraino
                                           --------------------------------
                                               Michael A. Piraino
                                               Executive Vice President


                                       WELLS FARGO BANK, NATIONAL
                                       ASSOCIATION, as Administrative Agent


                                       By: /s/ Elliott E. Ichinose
                                           --------------------------------
                                               Elliott E. Ichinose
                                               Vice President

                            Exhibit A to Amendment

                               CONSENT OF LENDER
                               -----------------

     Reference is hereby made to that certain Revolving Term Agreement dated as of September 25, 1997 (as heretofore amended, the "Loan Agreement") among Data Processing Resources Corporation ("Borrower"), the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

     The undersigned Lender hereby consents to the execution and delivery of Amendment No. 2 to Revolving/Term Loan Agreement by the Administrative Agent on its behalf, substantially in the form of the most recent draft presented to the undersigned Lender.


     Date: June __, 1998



                                       [Name of Institution]



                                       By
                                          -----------------------------

                                       --------------------------------
                                           [Printed Name and Title]

                            Exhibit B to Amendment

                       CONSENT OF SUBSIDIARY GUARANTORS
                       --------------------------------


     Reference is hereby made to that certain Revolving Term Loan Agreement dated as of September 27, 1997 among Data Processing Resources Corporation ("Borrower"), the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent (as heretofore amended, the "Loan Agreement").

     Each of the undersigned Subsidiary Guarantors hereby consents to Amendment No. 2 to the Loan Agreement in the form executed by Borrower and confirms that the Subsidiary Guaranty and all Collateral Documents to which it is a party remain in full force and effect.

Dated: June __, 1998

"Guarantors"

LEARDATA INFO-SERVICES, INC.           PROFESSIONAL SOFTWARE
                                       CONSULTANTS, INC.


By:                                    By:
    ------------------------------         -------------------------------
       Michael A. Piraino                     Michael A. Piraino
       Secretary and Treasurer                Chief Financial Officer,
                                              Treasurer and Secretary


SELECTECH, INC.                        COMPUTEC INTERNATIONAL
                                       STRATEGIC RESOURCES, INC.


By:                                    By:
    ------------------------------         -------------------------------
       Michael A. Piraino                     Michael A. Piraino
       Chief Financial Officer,               Chief Financial Officer
       Treasurer and Secretary                and Secretary


EXI CORP.


By:
    ------------------------------

----------------------------------
       [Printed name and title]